SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           CC Credit Card Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                on behalf of the

                    Travelers Bank Credit Card Master Trust I

            United States                                 52-2069082
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(State of incorporation or organization)       (IRS Employer Identification No.)


               Suite 300B
           100 Commerce Drive
            Newark, Delaware                                 19703
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(Address of principal executive offices)                   (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Travelers Bank Credit Card Master Trust I
             Class A 6.00% Asset Backed Certificates, Series 1998-1
            --------------------------------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrants' Securities to be Registered.

      See the information set forth under the headings: "Summary of Terms"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Receivable Yield Considerations"; and "Description of the Certificates" in the Prospectus Supplement dated February 26, 1998 and "Summary of Terms"; "Risk Factors"; "Certain Legal Aspects of the Receivables"; "Description of the Certificates"; "Certain Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated February 26, 1998 (such Prospectus and Prospectus Supplement are incorporated herein by reference).

Item 2. Exhibits.

        Exhibit 1 Form of specimen of certificate representing Class A 6.00% Asset Backed Certificates, Series 1998-1.

        Exhibit 2 Pooling and Servicing Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on March 24, 1998.

        Exhibit 3  Series 1998-1 Supplement (incorporated herein by reference to
                   Exhibit 4.2 to Registrant's Form 8-K, as filed with the Securities and Exchange Commission on March 24, 1998.

        Exhibit 4 Prospectus Supplement dated February 26, 1998 together with the Prospectus dated February 26, 1998 as filed with the Securities and Exchange Commission on February 27, 1998 pursuant to Rule 424(b)(5).


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

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  CC CREDIT CARD CORPORATION


                                                  By:/s/ Barbara A. Yastine
                                                     ---------------------------
                                                  Name: Barbara A. Yastine
                                                  Title: President

Date: April 3, 1998


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

                                INDEX TO EXHIBITS

Exhibit No.                             Description
-----------                             -----------

Exhibit 1 Form of specimen of certificate representing Class A 6.00% Asset Backed Certificates, Series 1998-1.

Exhibit 2 Pooling and Servicing Agreement (incorporated herein by reference to Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on March 24, 1998.

Exhibit 3          Series 1998-A Supplement (incorporated herein by reference to
                   Exhibit 4.2 to Registrant's Form 8-K, as filed with the Securities and Exchange Commission on February 19, 1998.

Exhibit 4 Prospectus Supplement dated February 26, 1998 together with the Prospectus dated February 26, 1998 as filed with the Securities and Exchange Commission on February 27, 1998 pursuant to Rule 424(b)(5).


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